Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 18, 2022 in the Registration Statement (Form F-4 No. 333-XXXXX) of Enerflex Ltd. and related Proxy Statement of Exterran Corporation and Prospectus of Enerflex Ltd. for the registration of Enerflex Ltd. common shares to be issued in exchange for Exterran Corporation common stock.

/s/ Ernst & Young LLP

Calgary, Canada

March 18, 2022